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                                  Exhibit 23.1


                        [Letterhead of Ernst & Young LLP]



                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

                  We consent to the reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of California Microwave, Inc. and to the incorporation by reference therein of our report dated August 10, 1998, with respect to the consolidated financial statements and schedule of California Microwave, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Palo Alto, California
December 8, 1998